UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange
8.50% Senior Note Due 2028	PMTU	New York Stock Exchange
9.00% Senior Note Due 2030	PMTV	New York Stock Exchange
9.00% Senior Note Due 2030	PMTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Trustee. On June 15, 2026, the Board of Trustees (the “Board”) of PennyMac Mortgage Investment Trust (the “Company”) elected Scott Sauer as a Class III Trustee. Mr. Sauer will serve until the Company’s 2027 Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Sauer will also serve as a member on the Risk Committee.

In consideration for his services as a trustee, Mr. Sauer will be entitled to receive compensation on the same terms and in the same amounts as the Company’s other non-management trustees. Accordingly, Mr. Sauer will receive an annual base retainer of $105,000 and an annual committee retainer of $7,750 for serving on the Risk Committee.

In connection with his election to the Board, Mr. Sauer will receive a one-time equity grant of $130,000 in restricted share units under the Company’s 2019 Equity Incentive Plan with such amount to be prorated based on days of service on the Board during the annual equity award cycle. The restricted share units shall vest annually on the first anniversary of the grant date, subject to continued service through such vesting date, and are entitled to dividend equivalents throughout the vesting period. In addition, Mr. Sauer will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other trustees. There are no other arrangements or understandings pursuant to which Mr. Sauer was elected as a trustee, and there are no related party transactions between the Company and Mr. Sauer.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2026, the Company held its Annual Meeting of Shareholders (the “Meeting”) for the purpose of: (i) electing three (3) Class II trustee nominees to serve on the Company’s Board of Trustees until its 2029 Annual Meeting of Shareholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (iii) approving, by non-binding vote, the Company’s executive compensation. The total number of common shares of beneficial interest entitled to vote at the Meeting was 87,202,362, of which 70,875,385 shares, or 81.3%, were present in person or by proxy.

Proposal 1: The election of three (3) Class II trustee nominees to serve on the Board of Trustees until the 2029 Annual Meeting of Shareholders.

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Preston DuFauchard	40,416,570	11,760,494	140,919	18,557,402
Nancy McAllister	49,835,723	2,352,649	129,611	18,557,402
Stacey D. Stewart	37,190,340	14,990,183	137,460	18,557,402

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,988,146	1,607,824	279,415	—

Proposal 3: Approval, by non-binding vote, of the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,034,544	1,918,452	364,987	18,557,402

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: June 16, 2026	/s/ Daniel S. Perotti
Daniel S. Perotti Senior Managing Director and Chief Financial Officer